Exhibit 99.1
QlikTech Announces Third Quarter 2011 Financial Results
•	Total revenue of $75.5 million increases 50% compared to third quarter of 2010
•	License revenue of $45.5 million increases 51% compared to third quarter of 2010
•	Americas revenue of $26.8 million increases 71% compared to third quarter 2010
RADNOR, Pennsylvania — October 27, 2011 - Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery—user-driven Business Intelligence (BI), today announced financial results for the three month period ended September 30, 2011.
Lars Björk, Chief Executive Officer of QlikTech, stated, “We had a very strong third quarter with revenue increasing 50% year-over-year. This was a direct result of the value and quality QlikView delivers to our customers, as well as our diversified go to market strategy which has given us a balanced business and multiple avenues for growth.” Björk added, “We are also very pleased to return to profitability during the quarter, realizing modest operating leverage and benefiting from prior investments that drove our top line, while continuing to invest for future growth.”
Financial Highlights for the Third Quarter Ended September 30, 2011
Total revenue for the third quarter of 2011 was $75.5 million, an increase of 50% from $50.3 million in the third quarter of 2010. License revenue was $45.5 million, an increase of 51% from $30.1 million in the third quarter of 2010. Maintenance revenue was $23.0 million, an increase of 54% from $15.0 million in the third quarter of 2010. Professional services revenue was $7.0 million, an increase of 35% from $5.2 million in the third quarter of 2010.
GAAP operating income for the third quarter of 2011 was $2.1 million, compared to GAAP operating income of $3.2 million for the third quarter of 2010. GAAP net income was $2.3 million, or $0.03 per basic and diluted common share, compared to a GAAP net loss of ($0.5) million or ($0.01) per basic and diluted common share, in the third quarter of 2010.
Non-GAAP operating income, which excludes stock-based compensation and employer payroll taxes related to stock transactions was $5.2 million for the third quarter of 2011, compared to non-GAAP operating income of $4.0 million for the third quarter of 2010. Non-GAAP net income was $4.1 million for the third quarter of 2011, compared to non-GAAP net income of $0.4 million for the third quarter of 2010. Non-GAAP net income per basic and diluted common share for the third quarter of 2011 was $0.05, compared to non-GAAP net income per basic and diluted common share of $0.01 and $0.00 for the third quarter of 2010.
GAAP and non-GAAP net income for the third quarter of 2011 include a $0.8 million foreign exchange gain, compared to a foreign exchange loss of ($3.3) million in the prior year period.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and nine months ended September 30, 2011 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash and cash equivalents were $170.1 million as of September 30, 2011, compared to $158.7 million as of December 31, 2010. For the nine months ended September 30, 2011, net cash provided by operating activities was $11.0 million, compared to $23.2 million for the nine months ended September 30, 2010.
Other Third Quarter and Recent Business Highlights:
•	Revenue in the Americas was $26.8 million, up 71% over the prior year period and representing 35% of total revenue, driven by strength in the United States, our largest individual sales territory. European countries generated $42.0 million in revenue, up 37% over the prior year period and representing 56% of total revenue. Rest of World revenue was $6.7 million, up 71% over the prior year period and representing 9% of total revenue.
•	Ended the third quarter of 2011 with an active customer count of approximately 22,000, up from approximately 16,000 active customers at the end of the third quarter of 2010.
•	Added new customers during the third quarter including Aviva Investors, CIT Group, Harbor Capital Advisors, Northumbria Police, Portage Health, and Siemens AG.
•	Expanded numerous customer engagements globally through our land and expand strategy including Banner Engineering, Consortium Health Plan, Gen-Probe, Nordea Bank, Telegraph Media Group, and Wellstar Health System.
•	Announced QlikView 11, introducing social decision-making on its self-service BI platform to help business users collaborate to make more insightful decisions. With this release, QlikTech expands its vision to include all the ways people make decisions every day — with relevant data, on location, and in groups.
•	QlikView was ranked first among the BI Giants peer group in customer loyalty, performance satisfaction (least complaints), bought for features, inclination to purchase more licenses, overall competitiveness, and product quality. The BI Survey 10, conducted by the Business Application Research Center (BARC), is the world’s largest independent survey of Business Intelligence (BI) and Performance Management (PM) users.
•	Announced a partnership with Informatica, allowing QlikView customers to have the power of big data integration with the simplicity of QlikView dashboards.
Business Outlook
Based on information available as of October 27, 2011, QlikTech is issuing guidance for the fourth quarter and updating full year 2011 guidance as follows:
Fourth Quarter 2011: The company expects total revenue for the fourth quarter to be in the range of $102.0 million to $107.0 million, non-GAAP operating income to be in the range of $31.0 million to $36.0 million and non-GAAP net income per diluted common share to be in the range of $0.24 to $0.28. QlikTech’s expectations of non-GAAP net income per diluted common share for the fourth quarter exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 89 million.

Full Year 2011: The company expects 2011 total revenue to be in the range of $315.0 million to $320.0 million, non-GAAP operating income to be in the range of $35.0 million to $40.0 million and non-GAAP net income per diluted common share to be in the range of $0.27 to $0.31. QlikTech’s expectations of non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense, employer payroll taxes related to stock transactions, and lease termination costs and assume a tax rate of 32% and weighted average shares outstanding of approximately 87 million.
The foregoing guidance supersedes QlikTech’s financial guidance for the full year 2011 discussed in the press release issued by the company on July 28, 2011, which was furnished to the Securities and Exchange Commission under Item 2.02 of the Company’s Current Report on Form 8-K on July 28, 2011.
Conference Call and Webcast Information
QlikTech will host a conference call on October 27, 2011, at 5:00 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until November 3, 2011 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 15906221. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com, and a replay will be archived on the website as well.
Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP income (loss) per share. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.
For the three and nine months ended September 30, 2011 and 2010, non-GAAP operating income (loss) is determined by taking income or loss from operations and adding back non-cash stock-based compensation expense, employer payroll taxes related to stock transactions and lease termination costs. Non-GAAP net income (loss) is determined by taking pretax income or loss and adding back non-cash stock-based compensation expense, employer payroll taxes on stock transactions and lease termination costs and the result is tax affected at an estimated 32% tax rate. QlikTech believes this adjustment provides useful information to both management and investors due to the following factors:
•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock- based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.
•	Lease termination costs. Lease termination costs include termination costs to settle lease obligations related to facilities that are no longer occupied as well as the write-off of leasehold improvements related to those facilities that are no longer in use. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.
Non-GAAP income (loss) per share is determined by taking non-GAAP net income (loss) and, for the three and nine months ended September 30, 2010, adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of the period.
This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense and employer payroll taxes related to stock transactions and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech
QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving more approximately 22,000 customers in over 100 countries.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.
QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Qlik Technologies Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue:
License revenue	$45,537	$30,139	$128,751	$88,905
Maintenance revenue	22,991	14,972	64,148	41,560
Professional services revenue	6,976	5,157	19,666	14,698

Total revenue	75,504	50,268	212,565	145,163

Cost of revenue:
License revenue	918	711	2,610	2,568
Maintenance revenue	1,678	965	4,916	2,673
Professional services revenue	5,863	4,458	17,188	10,924

Total cost of revenue	8,459	6,134	24,714	16,165

Gross profit	67,045	44,134	187,851	128,998

Operating expenses:
Sales and marketing	41,852	28,546	124,917	81,710
Research and development	6,427	3,137	18,270	8,781
General and administrative	16,709	9,289	51,217	27,495

Total operating expenses	64,988	40,972	194,404	117,986

Income (loss) from operations	2,057	3,162	(6,553)	11,012

Other income (expense):
Interest income (expense), net	86	(137)	146	(580)
Change in fair value of warrants	—	—	—	(1,962)
Foreign exchange gain (loss) and other income (expense), net	761	(3,270)	(352)	(3,967)

Total other income (expense), net	847	(3,407)	(206)	(6,509)

Income (loss) before (provision) benefit for income taxes	2,904	(245)	(6,759)	4,503

(Provision) benefit for income taxes	(629)	(266)	2,291	(1,595)

Net income (loss)	$2,275	$(511)	$(4,468)	$2,908

Net income (loss) per common share
Basic	$0.03	$(0.01)	$(0.05)	$0.01
Diluted	$0.03	$(0.01)	$(0.05)	$0.01

Weighted average number of common shares outstanding
Basic	83,171,163	68,074,996	81,391,156	34,235,347
Diluted	87,634,196	68,074,996	81,391,156	41,446,016
Stock-based compensation expense for the three and nine months ended September 30, 2011 and 2010 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Cost of revenue	$198	$47	$450	$99
Sales and marketing	1,459	424	3,387	992
Research and development	281	21	414	63
General and administrative	921	376	2,108	763

	$2,859	$868	$6,359	$1,917

Qlik Technologies Inc.
Reconciliation of non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income from operations:

GAAP income (loss) from operations	$2,057	$3,162	$(6,553)	$11,012
Stock-based compensation expense	2,859	868	6,359	1,917
Employer payroll taxes on stock transactions	314	—	2,114	—
Lease termination costs	—	—	2,236	—

Non-GAAP income from operations*	$5,230	$4,030	$4,156	$12,929

Non-GAAP income from operations as a percentage of total revenue	6.9%	8.0%	2.0%	8.9%
GAAP income (loss) from operations as a percentage of total revenue	2.7%	6.3%	-3.1%	7.6%

Reconciliation of non-GAAP net income:

GAAP net income (loss)	$2,275	$(511)	$(4,468)	$2,908
Stock-based compensation expense	2,859	868	6,359	1,917
Employer payroll taxes on stock transactions	314	—	2,114	—
Lease termination costs	—	—	2,236	—
Income tax adjustment**	(1,316)	67	(3,555)	(459)

Non-GAAP net income	$4,132	$424	$2,686	$4,366

Non-GAAP net income per common share — basic	$0.05	$0.01	$0.03	$0.06

Non-GAAP net income per common share — diluted	$0.05	$0.00	$0.03	$0.05

GAAP net income (loss) per common share — basic	$0.03	$(0.01)	$(0.05)	$0.01

GAAP net income (loss) per common share — diluted	$0.03	$(0.01)	$(0.05)	$0.01

Non-GAAP weighted average number of common shares outstanding — basic***	83,171,163	77,144,778	81,391,156	76,807,793

Non-GAAP weighted average number of common shares outstanding — diluted***	87,634,196	85,582,411	85,826,880	84,018,462

GAAP weighted average number of common shares outstanding — basic	83,171,163	68,074,996	81,391,156	34,235,347

GAAP weighted average number of common shares outstanding — diluted	87,634,196	68,074,996	81,391,156	41,446,016

*
In 2010, we excluded severance expense for non-GAAP reporting purposes. Beginning in the first quarter of 2011, we began to include severance expense in our non-GAAP results. Accordingly, the non-GAAP results for the three and nine months ended September 30, 2010 have been revised to include severance expense in order to provide the period-to-period comparison. Severance expense was $0.4 million for the three and nine months ended September 30, 2010.

**
Income tax adjustment is used to adjust the GAAP (provision) benefit for income taxes to a non-GAAP (provision) benefit for income taxes utilizing an estimated tax rate of 32%. In 2010, we adjusted our GAAP (provision) benefit for income taxes to a non-GAAP (provision) benefit for income taxes utilizing an estimated long-term effective tax rate of 28%. For 2011, we have revised our estimated long-term effective tax rate to 32%. Accordingly, the non-GAAP results for the three and nine months ended September 30, 2010 have been revised to utilize an estimated long-term effective tax rate of 32% in order to provide the period-to-period comparison.

***
For 2010, the basic and diluted non-GAAP weighted average number of common shares outstanding reflects the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the period, which results in the company not applying the two-class method of Earnings Per Share as required under GAAP.

Qlik Technologies Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$170,117	$158,712
Accounts receivable, net	72,259	85,364
Prepaid expenses and other current assets	12,011	7,107
Deferred income taxes	527	527

Total current assets	254,914	251,710

Property and equipment, net	10,391	4,399
Intangible assets, net	253	388
Goodwill	2,876	2,746
Deferred income taxes	4,248	4,248
Deposits and other noncurrent assets	1,670	1,573

Total assets	$274,352	$265,064

Liabilities and stockholders’ equity
Current liabilities:
Line of credit, net	$195	$—
Accounts payable	4,903	5,627
Deferred revenue	52,620	50,024
Accrued payroll and other related costs	24,495	25,262
Accrued expenses	17,096	21,391
Deferred income taxes	337	337

Total current liabilities	99,646	102,641

Long-term liabilities:
Deferred income taxes	48	48
Other long-term liabilities	7,080	3,185

Total liabilities	106,774	105,874

Commitments and contingencies

Stockholders’ equity:
Common stock	8	8
Additional paid-in-capital	171,515	157,928
(Accumulated deficit) retained earnings	(4,335)	133
Accumulated other comprehensive income	390	1,121

Total stockholders’ equity	167,578	159,190

Total liabilities and stockholders’ equity	$274,352	$265,064

Qlik Technologies Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities
Net income (loss)	$(4,468)	$2,908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,017	1,203
Stock-based compensation expense	6,359	1,917
Excess tax benefit from stock-based compensation	—	(329)
Other non cash items	(497)	2,854
Change in fair value of warrants	—	1,962
Changes in assets and liabilities:
Accounts receivable	13,873	14,217
Prepaid expenses and other assets	(4,416)	(1,203)
Deferred revenues	2,060	1,933
Accounts payable and other liabilities	(3,934)	(2,292)

Net cash provided by operating activities	10,994	23,170

Cash flows from investing activities
Acquisitions, net of cash acquired	(179)	193
Purchase of property and equipment	(6,473)	(1,805)

Net cash used in investing activities	(6,652)	(1,612)

Cash flows from financing activities
Proceeds from exercise of and issuance of common stock options	7,228	1,111
Proceeds from (payments on) line of credit and long-term debt	195	(7,621)
Excess tax benefit from stock-based compensation	—	329
Proceeds from public offering, net of underwriters’ discount and deferred offering costs	—	115,100

Net cash provided by financing activities	7,423	108,919
Effect of exchange rate on cash	(360)	925

Net increase in cash and cash equivalents	11,405	131,402
Cash and cash equivalents, beginning of period	158,712	24,852

Cash and cash equivalents, end of period	$170,117	$156,254

Supplemental cash flow information:
Cash paid during the period for interest	$58	$407

Cash paid during the period for income taxes	$12,952	$1,046

Non-cash investing activities:
Common stock issued for acquisition of business	$—	$622

Tenant improvement allowance received under operating lease	$1,764	$—

Investor Contact:
Staci Mortenson
ICR
IR@qliktech.com
+1 (484) 685-0578
Media Contact:
Maria Scurry
Qlik Technologies
Maria.Scurry@qliktech.com
+1 (508) 409-7939
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